Exhibit 99.1

For more information:
Ron Barden, CFO
Intersections Inc.
703.488.6810
IR@intersections.com
Intersections Inc. Reports Third Quarter 2017 Results

•	National Launch of Identity Guard® with Watson™ as Part of Employee Benefit Programs
•	Activated Expanded Service Tiers of Identity Guard® with Watson™
•	Divestiture of Non-Core Businesses completed in Third Quarter

CHANTILLY, VA – November 13, 2017 – Intersections Inc. (NASDAQ: INTX) today announced financial results for the quarter ended September 30, 2017.

“This has been an eventful quarter for the Company, as we completed the divestiture of all non-core businesses, and developed additional service tiers and expanded sales channels for Identity Guard® with Watson™,” stated Johan Roets, Chief Executive Officer.  “In addition, the cybersecurity incident announced by Equifax Inc. on September 7, 2017, potentially impacting approximately 145 million U.S. consumers, and its subsequent response thereto, have impacted our industry profoundly.  Equifax has offered credit locks for life and free credit monitoring for at least twelve months to nearly all U.S. consumers.  The fact that such critical data containing social security numbers, driver’s license numbers, full names and dates of birth have been exposed – data that will never change during one’s lifetime – means that nearly every adult U.S. citizen may now have to deal with the risk of identity misuse and financial crime for an unknown, extended period of time.  As a result, we believe that the first significant effects of such criminal activities may not occur until after the Equifax free credit monitoring expires in a year’s time.  We expect the already complex relationships between the three major U.S. credit reporting agencies and the consumers whose data they collect will become even more problematic as consumers object to their lack of control over how these organizations store, use and share their most personal and sensitive data.  We believe that as the largest independent provider of identity theft protection and privacy services to consumers in the U.S., Intersections stands to gain from consumers who want someone other than the credit agencies to protect them.

“As we look ahead to the fourth quarter and 2018, we are optimistic about the Company’s future, with a renewed focus, best-in-class products, and strong consumer need for comprehensive identity protection solutions,” continued Mr. Roets.  “As the Company focuses on growing its business, we continue to successfully build our distribution pipeline through marketing partners and the employee benefit broker channel.  We have seen some substantial wins in both channels.  Additionally, deals won by Equifax in the employee benefit arena have been re-tendered in the aftermath of their data breach.”

Key Accomplishments and Developments:

•
The Identity Guard® with Watson™ technology platform and product suite was launched on June 26, 2017. During the third quarter, development activities expanded the platform to support additional service tiers that will be available by the first quarter of 2018, including both an entry level Value service and a premium service, Premier, to go with our Total service plan.  All three tiers of service for Identity Guard® with Watson™ also include an option for a robust family coverage service.  The Company expects the Identity Guard® with Watson™ product suite to be its primary offering starting in January 2018.

•
A successful business development campaign began in the third quarter to work with employers and their employee benefits advisors to make Identity Guard® identity theft protection available to employees across the U.S.  Employers responded favorably to our programs and plan to begin covering new employee populations in the fourth quarter of 2017.

•
The Company completed the divestiture of its Pet Health Monitoring business, known as Voyce, effective July 31, 2017.  The Voyce sale, along with the sales of the Company’s Bail Bond Industry Solutions business in the first quarter of 2017 and its insurance consulting business in the second quarter of 2017, completes the Company’s previously announced program to divest all non-core businesses and focus solely on the personal identity theft protection market for consumers.

•
The completed divestiture program allows management to exclusively focus on the full market launch of Identity Guard® with Watson™, executing new partner opportunities, fine-tuning its direct-to-consumer marketing, and continuing its pursuit of cost control through streamlining and optimizing processes.

•	Identity Guard® and the Canadian business achieved year over year revenue growth of 0.2% and 7.9%, respectively, compared to the third quarter of 2016.

Consolidated Third Quarter Results:

Consolidated revenue for the quarter ended September 30, 2017 was $39.2 million, compared to $43.0 million for the quarter ended September 30, 2016. Loss from continuing operations before income taxes for the quarter ended September 30, 2017 was $(3.4) million, compared to $(2.2) million for the quarter ended September 30, 2016. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges (“Adjusted EBITDA”) for the quarter ended September 30, 2017 was $958 thousand, compared to $1.8 million for the quarter ended September 30, 2016. Basic and diluted loss from continuing operations per share for the quarter ended September 30, 2017 was $(0.14), compared to $(0.09) for the quarter ended September 30, 2016.

Consolidated revenue for the nine months ended September 30, 2017 was $119.6 million, compared to $133.4 million for the nine months ended September 30, 2016. Loss from continuing operations before income taxes for the nine months ended September 30, 2017 was $(13.0) million, compared to $(2.2) million for the nine months ended September 30, 2016. Consolidated Adjusted EBITDA (loss) for the nine months ended September 30, 2017 was $(777) thousand, compared to $8.4 million for the nine months ended September 30, 2016. Basic and diluted loss from continuing operations per share for the nine months ended September 30, 2017 was $(0.55), compared to $(0.09) for the nine months ended September 30, 2016.

Consolidated Third Quarter Highlights:

•
Identity Guard® subscriber revenue of $12.4 million for the quarter ended September 30, 2017, remained consistent with revenue of $12.5 million for the quarter ended June 30, 2017 and revenue of $12.4 million for the quarter ended September 30, 2016.  The Identity Guard® subscriber base was 338 thousand subscribers as of September 30, 2017, compared to 329 thousand subscribers as of June 30, 2017.  Subscriber growth late in the third quarter is expected to have a positive impact on revenue in the fourth quarter of 2017.

•
Revenue from U.S. financial institution clients was $20.8 million for the quarter ended September 30, 2017 compared to revenue of $21.4 million for the quarter ended June 30, 2017. Revenue decreased by 0.9% per month during the third quarter, which the Company believes is representative of normal attrition given the discontinuation of marketing and retention efforts for this population.

•
Loss from continuing operations before income taxes for the quarter ended September 30, 2017 was $(3.4) million, compared to $(5.3) million for the quarter ended June 30, 2017, and $(2.2) million for the quarter ended September 30, 2016. The improvement in the third quarter results compared to the second quarter 2017 was primarily due to the negative impact in the second quarter of a $1.5 million non-cash loss on extinguishment of debt as a result of the term loan refinancing closed in April 2017, and an increase of $1.0 million in the estimated liability for non-income business taxes.

•
Adjusted EBITDA (loss) for the quarter ended September 30, 2017 was $958 thousand, compared to $(735) thousand for the quarter ended June 30, 2017 and $1.8 million for the quarter ended September 30, 2016. The increase compared to the second quarter 2017 was primarily due to the negative impact of a $1.0 million increase in the estimated liability for non-income business taxes in the second quarter.

Liquidity:

As of September 30, 2017, the Company had a cash balance of $7.0 million, and an outstanding principal balance of $20.0 million under its new credit agreement, as amended. Cash (used in) operating activities of continuing operations for the nine months ended September 30, 2017 was $(1.8) million.  Cash provided by operating activities of continuing operations for the quarter ended September 30, 2017 was $81 thousand.

The Company began expanding its business development capabilities in 2016 to address market channel and distribution opportunities and continued the expansion of this team in the first nine months of 2017.  As a result, cash used in operating activities for the nine-month period includes approximately $3.6 million for business development activities, the significant majority of which is personnel cost. The Company expects to continue its spending on business development activities at approximately the same level as the first nine months of 2017 for the remainder of 2017.

Cash used in operating activities included $6.3 million in the nine months ended September 30, 2017 for deferred subscription and solicitation costs related to our direct-to-consumer marketing, including $1.0 million in the third quarter.  The Company implemented changes beginning in the second quarter to reduce the cash marketing spending in this channel and expects the use of cash for this purpose to continue to decline for the remainder of 2017.

The Company continued to develop new product features primarily for the Identity Guard® with Watson™ platform during the nine-month period ending September 30, 2017.  As a result, the Company invested approximately $2.7 million in internally developed capitalized software for the nine-month period. The Company expects to continue its investments in product development at approximately the same level as the first nine months of 2017 for the remainder of 2017.

For additional information, Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Form 10-Q.

Third Quarter 2017 Business Update Conference Call:

The Company will hold a conference call to provide a third quarter 2017 business update on Monday, November 13, 2017 at 4:30 p.m. Eastern Time.

Interested parties can access the live webcast on the Investor's page at Intersections Inc.’s website www.intersections.com.  The live call can be accessed by dialing the toll free numbers below. Those who wish to participate in the Q&A session must dial in.

WHAT:	Intersections Inc. Third Quarter 2017 Conference Call

WHEN:	November 13, 2017
4:30 p.m. Eastern Time

HOW:
Dial in: 888-771-4384
International: 847-585-4409
For a current list of alternate local and International Freephone telephone numbers, please click here.

Participant Pass code: 7033124#

To pre-register for the conference, please click here.

The replay of the webcast will be available November 13, 2017 at 7:00 p.m. (Eastern Time) through November 19, 2017 at 11:59 PM (Eastern Time). The dial-in for the replay is 888-843-7419 or 630-652-3042 with the replay access code of 7033124#.

Non-GAAP Financial Measures:

Intersections' Consolidated Financial Statements, "Other Data" and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes can be found in the accompanying tables and footnotes to this release and in the "GAAP and Non-GAAP Measures" link under the "Investor & Media" page on our website at www.intersections.com.

Forward-Looking Statements:

Statements in this release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,'' “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the success of our strategic objectives; our ability to generate revenue from our partner sales strategy and business development pipeline with our distribution partners; the impact of shutting down and then divesting our Pet Health Monitoring segment; the timing and success of new product launches and other growth initiatives, including our Identity Guard® with Watson™ product; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional charges for non-income business taxes or otherwise, or impairment costs or charges on goodwill and/or other assets; our ability to control costs; our expectations about marketing and investment expenditures described under “Liquidity” above; our failure to protect private data due to a security breach or other unauthorized access; our ability to maintain sufficient liquidity and produce sufficient cash flow to fund our business, growth strategy and debt service obligations; our ability to complete the proposed amendment to our New Credit Agreement; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under “Forward-Looking Statements,” “Item 1. Business—Government Regulation” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections:

Intersections Inc. (Nasdaq: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions. Under its Identity Guard® brand and other brands, the Company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. Headquartered in Chantilly, Virginia, the Company was founded in 1996. To learn more, visit www.intersections.com.

Explanatory Note:

The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2016 and nine months ended September 30, 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q.

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUE	$39,248	43,027	$119,631	133,392
OPERATING EXPENSES:
Marketing	2,682	3,202	9,294	10,292
Commission	9,462	10,527	28,966	32,636
Cost of revenue	13,126	13,723	39,694	41,294
General and administrative	15,230	15,729	47,151	45,310
Loss on dispositions of Captira and Habits at Work	—	—	106	—
Depreciation	1,378	1,085	3,966	3,521
Amortization	29	82	123	431
Total operating expenses	41,907	44,348	129,300	133,484
LOSS FROM OPERATIONS	(2,659)	(1,321)	(9,669)	(92)
Interest expense, net	(701)	(621)	(1,895)	(1,702)
Loss on extinguishment of debt	—	—	(1,525)	—
Other (expense) income, net	(3)	(234)	133	(419)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(3,363)	(2,176)	(12,956)	(2,213)
Income tax (expense) benefit	(6)	76	23	69
LOSS FROM CONTINUING OPERATIONS	(3,369)	(2,100)	(12,933)	(2,144)
Loss from discontinued operations, net of tax	(1,030)	(6,008)	(2,449)	(15,538)
NET LOSS	$(4,399)	$(8,108)	$(15,382)	$(17,682)
Basic and diluted loss per common share:
Loss from continuing operations	$(0.14)	$(0.09)	$(0.55)	$(0.09)
Loss from discontinued operations	(0.04)	(0.26)	(0.10)	(0.67)
Net loss per common share—basic and diluted	$(0.18)	$(0.35)	$(0.65)	$(0.76)
Weighted average common shares outstanding—basic and diluted	23,953	23,378	23,818	23,178

INTERSECTIONS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,970	$10,797
Accounts receivable, net of allowance for doubtful accounts of $0 (2017) and $15 (2016)	6,496	7,964
Prepaid expenses and other current assets	3,861	3,711
Income tax receivable	2,548	3,314
Deferred subscription solicitation and commission costs	2,904	5,050
Current assets of discontinued operations and assets held for sale	—	575
Total current assets	22,779	31,411
PROPERTY AND EQUIPMENT, net	10,430	10,611
GOODWILL	9,763	9,763
INTANGIBLE ASSETS, net	88	210
OTHER ASSETS	1,170	862
TOTAL ASSETS	$44,230	$52,857
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,912	$2,000
Accrued expenses and other current liabilities	11,009	10,978
Accrued payroll and employee benefits	2,581	4,128
Commissions payable	360	316
Current portion of long-term debt, net	—	2,146
Capital leases, current portion	467	471
Deferred revenue	5,852	8,295
Current liabilities of discontinued operations and liabilities held for sale	—	858
Total current liabilities	23,181	29,192
LONG-TERM DEBT, net	19,182	10,092
OBLIGATIONS UNDER CAPITAL LEASES, less current portion	484	865
OTHER LONG-TERM LIABILITIES	3,107	3,436
DEFERRED TAX LIABILITY, net	1,905	1,905
TOTAL LIABILITIES	47,859	45,490
COMMITMENTS AND CONTINGENCIES (see Notes 13 and 15 in most recent Form 10-Q)
STOCKHOLDERS’ (DEFICIT) EQUITY:
Common stock at $0.01 par value, shares authorized 50,000; shares issued 28,179 (2017) and 27,303 (2016); shares outstanding 24,122 (2017) and 23,733 (2016)	282	273
Additional paid-in capital	146,291	142,247
Warrants	2,140	—
Treasury stock, shares at cost; 4,057 (2017) and 3,570 (2016)	(35,628)	(33,822)
Accumulated deficit	(116,714)	(101,331)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(3,629)	7,367
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$44,230	$52,857

INTERSECTIONS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(15,382)	$(17,682)
Loss from discontinued operations, net of tax	(2,449)	(15,538)
Loss from continuing operations	(12,933)	(2,144)
Adjustments to reconcile net loss to cash flows used in operating activities:
Depreciation and amortization	4,089	3,951
Amortization of debt issuance costs	184	658
Accretion of debt discount	66	—
Provision for doubtful accounts	(15)	(54)
(Gain) loss on disposal of fixed assets	—	261
Share based compensation	4,564	4,658
Amortization of deferred subscription solicitation costs	8,482	9,981
Loss on disposition of Captira Analytical	130	—
Gain on disposition of Habits at Work	(24)	—
Loss on extinguishment of debt	1,525	—
Changes in assets and liabilities:
Accounts receivable	1,483	(1,092)
Prepaid expenses, other current assets and other assets	(412)	709
Income tax receivable, net	766	594
Deferred subscription solicitation and commission costs	(6,336)	(7,164)
Accounts payable and accrued liabilities	(677)	(5,569)
Commissions payable	29	(71)
Deferred revenue	(2,411)	618
Other long-term liabilities	(329)	(382)
Cash flows (used in) provided by continuing operations	(1,819)	4,954
Cash flows used in discontinued operations	(2,313)	(11,687)
Net cash used in operating activities	(4,132)	(6,733)
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash received for the liquidating distribution of White Sky, Inc.	—	57
Net cash paid for the disposition of Captira Analytical	(315)	—
Decrease (increase) in restricted cash	115	(265)
Cash paid for withholding tax on vesting of RSUs in exchange for promissory note	(130)	—
Proceeds from sale of property and equipment	—	394
Acquisition of property and equipment	(3,964)	(4,591)
Cash flows used in continuing operations	(4,294)	(4,405)
Cash flows provided by (used in) discontinued operations	4	(853)
Net cash used in investing activities	(4,290)	(5,258)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	20,000	20,000
Repayments of debt	(13,920)	(2,895)
Repurchase of common stock	(1,510)	—
Proceeds from issuance of warrants	1,500	—
Cash paid for debt and equity issuance costs	(323)	(1,856)
Capital lease payments	(411)	(524)
Withholding tax payment on vesting of restricted stock units	(1,122)	(408)
Cash flows provided by financing activities	4,214	14,317
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,208)	2,326
CASH AND CASH EQUIVALENTS — Beginning of period	10,857	11,471
Cash reclassified to assets held for sale at beginning of period	321	—
CASH AND CASH EQUIVALENTS — End of period	$6,970	$13,797
SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment obtained under capital lease, including acquisition costs	$40	$101
Equipment additions accrued but not paid	$209	$490
Shares withheld in lieu of withholding taxes on vesting of restricted stock awards	$117	$15

INTERSECTIONS INC.
OTHER DATA
(in thousands)
(unaudited)
Revenue

The following tables provide comparative details of our revenue information for the three-month periods ended September 30, 2017, June 31, 2017 and September 30, 2016, and for the nine-month periods ended September 30, 2017 and 2016:

	Quarter Ended
	September 30, 2017	June 30, 2017	Change	September 30, 2016	Change
Identity Guard® (1)	$12,396	$12,482	(0.7)%	$12,369	0.2%
Canadian business	3,405	3,220	5.7%	3,157	7.9%
U.S. financial institutions	20,774	21,365	(2.8)%	23,533	(11.7)%
Breach services & other (1)	1,270	1,311	(3.1)%	1,012	25.5%
Personal Information Services revenue	37,845	38,378	(1.4)%	40,071	(5.6)%
Other business units	1,403	1,557	(9.9)%	2,956	(52.5)%
Consolidated revenue	$39,248	$39,935	(1.7)%	$43,027	(8.8)%

	Nine Months Ended September 30,
	2017	2016	Change
Identity Guard® (1)	$36,889	$38,474	(4.1)%
Canadian business	9,684	9,404	3.0%
U.S. financial institutions	64,042	73,399	(12.7)%
Breach services & other (1)	4,217	2,841	48.4%
Personal Information Services revenue	114,832	124,118	(7.5)%
Other business units	4,799	9,274	(48.3)%
Consolidated revenue	$119,631	$133,392	(10.3)%

(1)
We periodically refine the criteria used to calculate and report our subscriber data. In the nine months ended September 30, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)

Personal Information Services Segment Subscribers

The following tables provide details of our Personal Information Services segment subscriber information for the three and nine months ended September 30, 2017:

Three months ended:

	Financial Institution	Identity Guard® (1)	Canadian Business Lines	Total
Balance at June 30, 2017	663	329	161	1,153
Additions	—	38	23	61
Cancellations	(23)	(29)	(25)	(77)
Balance at September 30, 2017	640	338	159	1,137

Nine months ended:

	Financial Institution	Identity Guard® (1)	Canadian Business Lines	Total
Balance at December 31, 2016	705	317	162	1,184
Additions	2	116	81	199
Cancellations	(67)	(95)	(84)	(246)
Balance at September 30, 2017	640	338	159	1,137

(1)
We periodically refine the criteria used to calculate and report our subscriber data. In the nine months ended September 30, 2017, we determined that certain subscribers who receive our breach response services should no longer be included in the presentation of Identity Guard® subscribers or revenue due to the nonrecurring nature of our breach response services. For comparability, all periods presented have been recast to reflect this change in subscribers and revenue.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

Intersections Inc.
Reconciliation of Non-GAAP Financial Measures

The table below includes financial information prepared in accordance with accounting principles generally accepted in the United States, (“GAAP”), as well as other financial measures referred to as non-GAAP financial measures. Consolidated adjusted EBITDA (loss) before share related compensation and non-cash impairment charges (“Adjusted EBITDA”) is presented in a manner consistent with the way management evaluates operating results and which management believes is useful to investors and others. Share related compensation includes non-cash share based compensation. An explanation regarding the Company’s use of non-GAAP financial measures and a reconciliation of non-GAAP financial measures used by the Company to GAAP measures is provided below. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, net income (loss) and the other information prepared in accordance with GAAP, and may not be comparable to similarly titled measures reported by other companies. Management strongly encourages shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Adjusted EBITDA represents consolidated (loss) income from continuing operations before income taxes plus: share related compensation; non-cash impairment of goodwill, intangibles and other assets; loss on disposal of fixed assets; (gain) loss on sale of Captira Analytical and Habits at Work; loss on extinguishment of debt; depreciation and amortization; and interest expense. We believe that the consolidated Adjusted EBITDA calculation provides useful information to investors because they are indicators of our operating performance, and we use these measures in communications with our board of directors, creditors, investors and others concerning our financial performance. Consolidated Adjusted EBITDA is commonly used as a basis for investors and analysts to evaluate and compare the periodic and future operating performance and value of companies within our industry. Our Board of Directors and management use consolidated Adjusted EBITDA to evaluate the operating performance of the Company. In addition, consolidated Adjusted EBITDA, as defined in our New Credit Agreement with PEAK6 Investments, L.P., as amended, is used to measure covenant compliance.

We provide this information to show the impact of share related compensation on our operating results, as it is excluded from our internal operating and budgeting plans and measurements of financial performance; however, we do consider the dilutive impact to our shareholders when awarding share related compensation and consider both the Black-Scholes value and GAAP value (to the extent applicable) in connection therewith, and value such awards accordingly.

INTERSECTIONS INC.
OTHER DATA, continued
(unaudited)

We do not consider share related compensation charges when we evaluate the performance of our individual business groups or formulate our short and long-term operating plans. Due to its nature, individual managers generally are unable to project the impact of share related compensation and accordingly we do not hold them accountable for the impact of equity award grants. When we consider making share related compensation grants, we primarily take into account the need to attract and retain high quality employees, overall shareholder dilution and the Black-Scholes values of the equity grant to the recipient, rather than the potential accounting charges associated with such grants. For comparability purposes, we believe it is useful to provide a non-GAAP financial measure that excludes share related compensation in order to better understand the long-term performance of our core business and to compare our results to the results of our peer companies because of varying available valuation methodologies and the variety of award types that companies can use under GAAP. Furthermore, the value of share related compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Accordingly, we believe that the presentation of consolidated Adjusted EBITDA when read in conjunction with our reported GAAP results can provide useful supplemental information to our management, to investors and to our lenders regarding financial and business trends relating to our financial condition and results of operations.

Consolidated Adjusted EBITDA has limitations due to the fact it does not include all compensation related expenses. For example, if we only paid cash based compensation as opposed to a portion in share related compensation, the cash compensation expense included in our general and administrative expenses would be higher. We compensate for this limitation by providing information required by GAAP about outstanding share based awards in the footnotes to our financial statements in our SEC filings. We believe equity based compensation is an important element of our compensation program and all forms of share related awards are valued and included as appropriate in our operating results.

The following tables reconcile consolidated (loss) income from continuing operations before income taxes to consolidated Adjusted EBITDA, as defined, for the previous seven quarters through September 30, 2017. The information in the following tables is presented giving effect to the disposal of Voyce, with its historical financial results reflected as discontinued operations. We made adjustments to our historical financial results for certain costs and overhead allocations to either discontinued or continuing operations for the year ended December 31, 2016 and nine months ended September 30, 2017; for additional information, please see "Note 2 — Basis of Presentation and Consolidation" in our most recent Form 10-Q. In managing our business, we analyze our performance quarterly on a consolidated income (loss) before income tax basis.

In the second quarter of 2016, we ceased adding other expense (income) to consolidated loss before income taxes as part of our calculation of Adjusted EBITDA, to be consistent with the definition of Adjusted EBITDA in our Prior Credit Agreement. Prior periods have been recast to reflect the new presentation. For additional information, Please see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our most recent Form 10-Q.

INTERSECTIONS INC.
OTHER DATA, continued
(in thousands)
(unaudited)
Consolidated Adjusted EBITDA:

	2017 Quarter Ended			2016 Quarter Ended
	September 30	June 30	March 31	December 31	September 30	June 30	March 31
Reconciliation from consolidated (loss) income from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated (loss) income from continuing operations before income taxes	$(3,363)	$(5,344)	$(4,249)	$(1,151)	$(2,176)	$(668)	$631
Non-cash share based compensation	2,213	1,255	1,096	88	2,216	1,364	1,078
Impairment of goodwill, intangibles and other assets	—	(86)	86	1,428	—	—	—
Loss on disposal of fixed assets	—	—	—	6	5	256	—
(Gain) loss on sale of Captira Analytical and Habits at Work	—	(24)	130	—	—	—	—
Loss on extinguishment of debt	—	1,525	—	—	—	—	—
Depreciation and amortization	1,407	1,336	1,346	1,324	1,167	1,359	1,426
Interest expense, net	701	603	591	664	621	839	242
Consolidated Adjusted EBITDA	$958	$(735)	$(1,000)	$2,359	$1,833	$3,150	$3,377

	Nine Months Ended September 30,
	2017	2016
Reconciliation from consolidated loss from continuing operations before income taxes to consolidated Adjusted EBITDA:
Consolidated loss from continuing operations before income taxes	$(12,956)	$(2,213)
Non-cash share based compensation	4,564	4,658
Loss on disposal of fixed assets	—	261
Loss on sale of Captira Analytical and Habits at Work	106	—
Loss on extinguishment of debt	1,525	—
Depreciation and amortization	4,089	3,952
Interest expense, net	1,895	1,702
Consolidated Adjusted EBITDA	$(777)	$8,360